Q2 - 2007 Conference Call
May 16, 2007


PHOCUS
PHOTRONICS

PHOTRONICS

Second Quarter Results - EPS

	Q2-07
"GAAP" EPS	$0.30
Less: *net benefit associated with the resolution and settlement of U.S. and foreign tax matters associated with uncertain tax positions in prior years*	(0.16)
Adjusted EPS	$0.14

Sequential Quarterly Revenue (IC/FPD)

($ in millions)

	Q2 2007	Q1 2007
IC Revenue	$ 89	$ 86
High-End: 90nm and below	(10)	(9)
FPD Revenue	21	20
High-End: G6 and above	(15)	(15)
Total	$110	$106